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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------
                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): JANUARY 1, 1999

                        METRO INFORMATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        VIRGINIA                     000-22035               54-1112301
(State of incorporation)       (Commission File No.)     (I.R.S. Employer
                                                        Identification Number)

POST OFFICE BOX 8888, VIRGINIA BEACH, VIRGINIA                    23450
(Address of principal executive office)                         (Zip Code)

                                 (757) 486-1900
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OF ASSETS

         (a) Pursuant to the terms of an Asset Purchase Agreement, dated as of January 1, 1999 (the "Agreement"), by and among D.P. Specialists, Inc., a California corporation and D.P. Specialists Learning Center, LLC, a California limited liability company (collectively, the "Seller"), Edward N. Myers, Jr. and DeeAnn C. Myers, of El Segundo, California (the "Owner"), Metro Information Services, Inc., a Virginia corporation ("Metro") and Metro Information Services of Los Angeles, Inc., a wholly-owned subsidiary of Metro (the "Buyer"), the Buyer acquired the Seller's business and substantially all of the assets used therein for a purchase price of $10,000,000 plus or minus a net worth adjustment and an earn out to be calculated after closing. The net worth adjustment will be the amount by which the closing book value of the Seller is greater than or less than $1,000,000. At closing the Buyer paid the Seller $9,250,000 in cash and another $500,000 will be held and distributed pursuant to an escrow agreement. The $250,000 balance of the purchase price due at closing was paid by the delivery of a negotiable promissory note made payable to the order of the Seller, bearing interest at 5% per annum, due and payable on January 20, 1999. The period for which the earn out amount shall be calculated is the twelve-month period commencing on January 1, 1999 and ending December 31, 1999, and will be based on the earnings of the Buyer before interest, income taxes and amortization of goodwill for that time period. The earn out is payable within ten days from the date on which the Buyer receives an accepted earn out report from the Seller.

         The purchase price was determined by arms-length negotiation of the parties and was financed partially with proceeds remaining from Metro's initial public offering of common stock on January 29, 1997. The remainder of the purchase price was financed with Metro's cash on hand. At the time of the acquisition, there was no material relationship between the Seller (including its officers, directors and shareholders) and the Buyer or Metro or any of Metro's affiliates, or any director or officer of Metro, or any associate of any such director or officer of Metro.

         (b) At the time of the acquisition, the Seller operated an information technology consulting services and personnel staffing business with offices in El Segundo, California and Woodbridge, New Jersey. The Buyer intends to continue to engage in the same business in substantially the same manner.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) No financial statements are required to be filed in connection with the reported acquisition.

         (b) No proforma financial information is required to be filed in connection with the reported acquisition.



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         (c) Exhibits required by Item 601 of Regulation S-K:

              (i)   2 Asset Purchase Agreement, dated as of January 1, 1999,
                      by and among D.P. Specialists, Inc. and D.P. Specialists Learning Center, LLC and Edward N. Myers, Jr. and
                      DeeAnn C. Myers and Metro Information Services of Los Angeles, Inc. and Metro Information Services, Inc.*
              (ii) 99 Press release of Metro Information Services, Inc., dated January 13, 1999.

* Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Asset Purchase Agreement have been omitted. These exhibits and schedules will be filed supplementally with the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Metro Information Services, Inc.

Date Signed:  January 15, 1999               By       /s/ Robert J. Eveleigh
            ------------------                 --------------------------------
                                                          Robert J. Eveleigh
                                                     PRINCIPAL FINANCIAL OFFICER